EXHIBIT 3(e)

          Buy Sell Agreement between American International Life Assurance Company of New York and Alliance Variable Products Series Fund and Alliance Capital Management, L.P., dated June 11, 1991

                               BUY-SELL AGREEMENT

     This AGREEMENT is made this 11th day of June, 1991 by and between American International Life Assurance Company of New York (the "Insurance Company"), on its own behalf and on behalf of Variable Account A (the "Variable Account"), Alliance Variable Products Series Fund (the "Fund") and Alliance Capital Management, L.P., ("Adviser").

     WHEREAS, the Variable Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") and it is intended that certain variable annuity contracts ("Contracts") shall be funded by the Variable Account; and

     WHEREAS, the Fund is registered as an open-end diversified management investment company under the 1940 Act and is currently authorized to issue 9 separate series of shares and to create additional series ("Portfolios") of shares in the future; and

     WHEREAS,  Adviser is the Fund's investment manager pursuant to the terms of
an  agreement   between  Adviser  and  the  Fund,   dated  September  27,  1990,
("Management Agreement"); and

     WHEREAS, it is the intention of the parties to this Agreement that the Fund will serve as the sole funding vehicle for certain sub-accounts of the Variable Account under the Contracts;

     NOW THEREFORE, in consideration of the foregoing and of the premises and the mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be legally bound hereby mutually agree as follows:

     1. Fund Shares. The Insurance Company agrees that the Fund will be the sole funding vehicle for certain sub-accounts of the Variable Account. The Fund agrees that it will sell shares of each Portfolio of the Fund, redeem Fund shares and exchange such shares of any Portfolio for shares of any other Portfolio, all in such amount as the Insurance Company may from time to time direct and upon the terms set forth in the Registration Statement of the Fund ("Registration Statement") as declared effective by the Securities and Exchange Commission ("SEC") and as it may be from time to time amended. The Fund further agrees that on each day on which the net asset value of the shares of any
          Portfolio of the Fund is required to be calculated pursuant to the requirements of the 1940 Act, the Fund shall provide the Insurance Company with the net asset value of such Portfolio(s) by 5:00 p.m. (New York time). The Fund will also provide the Insurance Company with daily reports of interest and dividend income and realized capital gains and losses for each Portfolio. This information shall also be provided by 5:00 p.m. (New York time) on each day on which such net asset value is calculated. The Fund reserves the right to discontinue sales of shares of any Portfolio of the Fund, subject to the written consent of the Insurance Company, which consent shall not be unreasonably withheld.

     2. Representations and Warranties of the Fund and Adviser. The Fund and Adviser and each of them hereby represent and warrant that:

          A. The Fund is a corporation duly organized and validly existing pursuant to the laws of the State of Maryland;

          B. The Fund is duly registered as on open-end diversified management investment company under the provisions of the 1940 Act and is in compliance with the provisions thereof;

          C. The Fund has the requisite corporate authority to execute the delivery of this Agreement and has taken all steps necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereunder;

          D. This Agreement, when executed by or on behalf of the Fund, will constitute the valid and binding obligation of the Fund and Adviser, enforceable against each in accordance with its terms;

          E. Fund shares to be sold pursuant to this Agreement have been registered under the 1933 Act, are duly authorized and will be, upon issuance, legally issued, fully paid and nonassessable;

          F. The Fund will sell its shares in compliance with all applicable federal and state laws;

          G. A Registration Statement, including a prospectus and statement of additional information, relating to the Fund and its shares has been prepared and filed with the SEC in accordance with applicable provisions of the Securities Act of 1933 ("1933 Act") and the 1940 Act and has become effective; and

          H. The Registration Statement, as currently in effect, does not include any untrue statement of a material fact of omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     3.   Undertakings. The Fund and Advisor and each of them hereby state that:


          A. Each of them will use its best efforts to ensure that the Fund remains registered pursuant to the terms of the 1933 Act and the 1940 Act and that the Registration Statement will conform in all respects to the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC and that at no time will the Registration Statement include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          B. The Fund will, upon request, promptly furnish the Insurance Company with copies of the Fund's Registration Statement and all amendments and exhibits thereto and periodic reports filed with the SEC under the 1940 Act;

          C. The Fund will inform the Insurance Company in advance of all regular and special meetings of the Fund's Board of Directors (the "Board"). The Insurance Company may be present at such meetings with permission of the Board and, upon reasonable notice, make a presentation to the Board. Permission to attend meetings or make a presentation shall not be unreasonably withheld;

          D. The Fund will promptly advise the Insurance Company of any proposed amendment or supplement to the Registration Statement and shall provide the Insurance Company with a copy of such proposed amendment or supplement in advance of the filing of such amendment or supplement with the SEC to permit its review unless legal or regulatory requirements would make such review impracticable;

          E. The Fund will comply with the provisions of Sub-chapter M of the Internal Revenue Code of 1986 ("Code");

          F. The Fund will comply with the provisions of Section 817(h) of the Code and any regulations thereunder, concerning diversification of the assets of the Portfolios of the Fund, provided that the Insurance Company will promptly advise the Fund of any changes in such provisions after the date of the Agreement;

          G. The Fund will comply with applicable state law concerning permissible investments for separate accounts, provided that the Insurance Company will notify the Fund of any changes in such laws when the Insurance Company has been aware of such changes in connection with the Contracts after the date of this Agreement; and

          H. The Fund will not adopt any plan under Rule 12b-1 of the 1940 Act to finance distribution expenses unless such plan is presented to and approved by the Board, a majority of the members of which are not "interested persons" ("Disinterested Board Members") of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     4. Representations and Warranties of the Insurance Company. The Insurance Company represents and warrants that:

          A. It is a corporation duly organized and validly existing pursuant to the laws of the State of New York and is in good standing under the law in all jurisdictions in which it conducts its business;

          B.   It has legally and validly established the Variable Account;

          C. The Variable Account is registered as a unit investment trust under the 1940 Act;

          D. It has the requisite corporate and legal authority to issue the Contracts to be funded by the Variable Account.

          E. It has the requisite corporate authority to execute and deliver this Agreement and has taken all steps necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereunder;

          F. This Agreement, when executed by or on behalf of the Insurance Company, will constitute the valid and binding obligation of the Insurance Company, enforceable against it in accordance with its terms;

          G. A Registration Statement, including a prospectus and statement of additional information, relating to the Contracts has been prepared and filed with the SEC in accordance with applicable provisions of the 1933 Act and the 1940 Act and has become effective;

          H. The Registration Statement as it became effective did not include any untrue statement of a material fact of omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     5. Undertakings of the Insurance Company. The Insurance Company states that:

          A. It will comply with applicable law, including state insurance law, in connection with its obligations hereunder;

          B. It will provide to purchasers of the Contracts ("Contract Owner") voting privileges with respect to Fund shares attributable to the variable annuity contracts of such Contract Owners. Pass-through voting privileges will be calculated with reference to the number of shares of the Fund attributable to a particular contract and in a manner consistent with the rights of other participating insurance companies. The Insurance Company will vote its own shares and shares for which no instructions have been received in the same proportion as instructions received for each Portfolio within the Variable Account;

          C. It will use its best efforts to ensure that the Registration Statement will conform in all respects to the requirements of the 1933 Act and the rules and regulations of the SEC and that at no time will the Registration Statement include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          D. It will, upon request, promptly furnish the Fund and Adviser with copies of the Registration Statement for the Contract and all amendments and exhibits thereto and periodic reports filed with the SEC under the 1940 Act; and

          E. It will not (i) give any information or make any representations concerning the Fund or Adviser, its shares or operations except those contained in the most recent Registration Statement relating to the Fund and any supplements thereto or (ii) use any sales literature or advertising which mentions the Fund or Adviser (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), except in either case as the Fund or Adviser may authorize in writing in advance.

     6. Fees and Expenses. The Fund or Adviser shall bear the cost of (a) registration and qualification of the Fund's shares; (b) preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports; (c) preparation of all other statements and notices relating to the Fund, as required by any federal or state law;
          (d) all applicable fees, including without limitation, all fees due under Rule 24f-2 under the 1940 Act relating to the Fund; all taxes on the issuance or transfer of Fund's shares; and (e) all costs of printing and distributing all copies of prospectuses, Statement of Additional Information, proxy materials, and fund financial reports as required by applicable state and federal law.

     7.   Indemnification.

          A. The Fund and Adviser will indemnify and hold harmless the Insurance Company and each of its directors and officers and the Variable Account against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened, or any claim) to which the Insurance Company or the Variable Account may become subject arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus relating to the Fund and its shares or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, neither the Fund nor Adviser shall be liable in any such case under (i) and (ii) above to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with information furnished by the Insurance Company or the Variable Account specifically for use in the preparation thereof.

          B. The Insurance Company will indemnify and hold harmless the Fund and Adviser and each of its officers and directors against any and all losses, claims, damages, liabilities, or expenses (including without limitation, any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened, or any claim) to which the Fund or Adviser become subject arising out of or based upon (i) the Variable Account's use of the Fund as its sole funding vehicle; provided, however, the Insurance Company shall not be liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the Fund's failure to comply with the investment policies and restrictions set forth in its Registration Statement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Contracts, or (iii) the omission or alleged omission in such Registration Statement to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Notwithstanding the foregoing, the Insurance Company will not be liable under Subsections 7(B)(ii) and 7(B)(iii) hereof to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with information furnished by the Fund or Adviser specifically for use in the preparation thereof.

          C. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of this election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          D. Except as specifically provided in this Agreement, in particular this Section 7, the Insurance Company, the Fund and Adviser will have no responsibility to pay or reimburse another person for any fines, penalties or legal or other expenses incurred in connection with or as a result of their performance of their responsibilities under this Agreement.

     8.   Potential Conflicts.

          A. The Insurance Company has reviewed a copy of an application for exemptive relief, as amended, filed by the Fund on September 4, 1990 with the Securities and Exchange Commission and, in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in such application, the Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out is responsibilities under such application. The Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contract Owners.

          B. If a majority of the Board, or a majority of Disinterested Board Members, determine that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Board shall give prompt notice to Insurance Company and all other participating insurance companies. If the Board determines that the Insurance Company is responsible for causing or creating said conflict, the Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to: (i) withdrawing the assets allocable to the Variable Account from the Fund and reinvesting such assets in a different investment medium including another Portfolio of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners; and/or (ii) establishing a new registered management investment company.

          C. If a material irreconcilable conflict arises as a result of a decision by the Insurance Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, the Insurance Company may be required, at the Board's election, to withdraw the Variable Account's investment in the Fund. The responsibility to take remedial action in the event of a Board determination of a material irreconcilable conflict and to bear the cost of such remedial action will be carried out with a view only to the interests of the contract owners.

          D. For the purpose of this Section, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Insurance Company shall not be required by this section to establish a new funding medium for any Contract if an offer to do so has been declined by vote of majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

          E. The Insurance Company and the Adviser will report any potential or existing conflicts to the Board of Directors. The Insurance Company and Adviser will provide the Board with all information reasonably necessary for the Board to consider any issue raised.

     9. Term of Agreement. This Agreement shall continue in full force and effect from the effective date of this Agreement, subject to termination at will by any party hereto upon 6 months prior written notice to the other party unless terminated upon less than 6 months notice for such reasons as set forth in Section 10 below.

     10.  Termination.  This Agreement  shall terminate  immediately:

          A. At the option of the Insurance Company upon a final adverse decision in formal proceedings against the Fund or Advisor by the National Association of Securities Dealers, Inc. ("NASD"), the SEC, any state securities or insurance department or any other regulatory body, provided such decision has a material impact on the ability of any of the parties to continue to perform their respective duties under this Agreement;

          B. At the option of the Fund upon a final adverse decision in formal proceedings against the Insurance Company or an affiliate by the NASD, the SEC, any state securities or insurance department or any other regulatory body, provided such decision has a material impact on the ability of any of the parties to continue to perform their respective duties under this Agreement;

          C. With respect to a particular sub-account of the Variable Account, upon the issuance of an exemptive order under the 1940 Act necessary to permit the substitution of the shares of another investment company for the corresponding Portfolio shares of the Fund, which serves as the funding vehicle for such sub-account, provided that the Insurance Company shall notify the fund at the time such exemptive order is requested. This Agreement may be terminated immediately at the option of the Fund if such substitution is made and the investment manager is a party other than (i) Adviser or (ii) an affiliate of Insurance Company. The Insurance Company will provide the Fund a copy of the exemptive application seeking such an order no later than 5 days after the application to permit substitution is filed with the SEC; or

          D. If such action is requested by law or by regulatory authorities having jurisdiction or is, in the discretion of the Board of Directors acting in good faith and in light of their fiduciary duties under applicable federal and state laws, necessary in the best interests of the shareholders of the Fund.

     11.  Effect of Termination of Buy-Sell Agreement.

          A. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Insurance Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), provided that the Insurance Company shall obtain a complete substitution order within a reasonable time. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of any additional purchase payments permitted under the Existing Contracts.

          B. Notwithstanding termination of this Agreement, and regardless of the cause or reason for such termination, the provisions of
               Section 7 (Indemnification) shall survive and be binding upon Adviser or the Insurance Company for a period of ten years following such termination and upon the Fund for a period of ten years following such termination or its deregistration as an investment company under the 1940 Act, whichever comes first.

     12. Effect of Termination of Management Agreement. In the event that Adviser shall cease to serve as the Fund's investment manager, the obligations of Adviser hereunder shall terminate, provided only that any liability for action taken by Adviser in accordance with its obligations hereunder during the period that Adviser served as investment manager, shall survive such termination.

     13. Assignment. This Agreement and the rights, duties and obligations of the parties hereto shall not be assignable by either party except that the Insurance Company may assign any of its rights or obligations under this Agreement to its parent corporation or to an affiliated company.

     14. Name, Logo, Trademark, Service Mark or Symbol. Neither the Insurance company, the Fund nor Adviser will use the other's name nor any other name, logo, trademark, service mark nor symbol that is now or may hereafter by owned by the other party, a parent or an affiliate or subsidiary thereof, except in the manner and to the extent that the other party may specifically authorize in writing. Upon termination of this Agreement, each party will immediately discontinue the use of such name, logo, trademark, service mark, or symbol belonging to the
          other  party,   parent,   affiliate   or   subsidiary   thereof.

     15. Miscellaneous. The terms and conditions of this Agreement shall be interpreted and construed in accordance with the provisions of the federal securities laws and rules and regulations thereunder and the laws of the State of New York. The Fund shall immediately notify the Insurance Company of the issuance by any regulatory body of any stop order with respect to the Fund's Registration Statement or the initiation of any proceeding relating to the offer or sale of shares of the Fund in any state or jurisdiction. The Insurance Company shall immediately notify the Fund and Adviser of the issuance by any regulatory body of any stop order with respect to the Registration Statement for the Contracts or the initiation of any proceeding relating to the offer or sale of the Contracts in any state or jurisdiction. The Insurance Company, the Fund and Adviser agree that they shall submit to all regulatory and administrative bodies having jurisdiction over the Fund, the Variable Account, Adviser and the Insurance Company or their agents, present or future, any information, reports or other material which any such body by reason of this
          Agreement may legally require pursuant to applicable laws or regulations.

     16. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. Notices. Any notice required under this Agreement shall be deemed to have been given to the Insurance Company and the Variable Account if mailed to One Alico Plaza, Wilmington, Delaware 19899, Attention:
          General Counsel, and notice is deemed given to the Fund and Adviser if mailed to Alliance Capital Management Corporation, 1345 Avenue of the Americas, New York, New York 10105, Attention: General Counsel or at such other address furnished to the other party pursuant hereto.

     18.  Headings.   The  descriptive   headings  of  this  Agreement  are  for
          convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     19. Waivers. The waiver by any party of a breach by any other party of any of the provisions of this Agreement shall not operate or be deemed as a waiver or any other provision of this Agreement or of any subsequent breach thereof by any party.

     20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto each of which shall be deemed to be an original and all of which, when so executed and delivered by the parties, taken together shall constitute one and the same instrument.

     21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Date: June 11,1991
Attest:                                    American International Life Assurance
                                           Company of New York,

______________________________             on its own behalf and on behalf
                                           of Variable Account A
                                                  /s/ Raymond T. Chen
                                           By: ____________________________
                                                  Raymond T. Chen
                                                  Vice President
                                           Its:____________________________


Attest:                                    Alliance Variable Products
/s/ George O. Martinez
_____________________________              Series Fund, Inc.
                                                  /s/ David H. Dievler
                                           By: ____________________________
                                                  David H. Dievler
                                                  Chairman and President
                                           Its: ____________________________


Attest:                                    Alliance Capital Management, L.P.
/s/ George O. Martinez                            /s/ John D. Carifa
_____________________________               By:_____________________________
                                                  John D. Carifa
                                                  Executive Vice President
                                            Its:____________________________